UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material pursuant to §240.14a-12

Cass Information Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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  Online Go to www.investorvote.com/CASS or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 11:59 p.m., Central Time, on April 17, 2023. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Cass Information Systems, Inc. Shareholder Meeting to be Held on April 18, 2023 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/CASS Easy Online Access — View your proxy materials and vote. Step 1: Go to www.investorvote.com/CASS Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 4, 2023 to facilitate timely delivery.

03RMKC 2 N O T + Shareholder Meeting Notice Cass Information Systems, Inc.’s Annual Meeting of Shareholders will be held on Tuesday, April 18, 2023 at The Bogey Club located at 9266 Clayton Road, St. Louis, Missouri 63124 at 8:30 A.M. local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5, and for 1 YEAR on Proposal 3: 1. Election of Directors: 01 - Eric H. Brunngraber 02 - Benjamin F. Edwards 03 - Ann W. Marr 04 - Martin H. Resch 05 - Joseph D. Rupp 2. To approve the advisory resolution on executive compensation. 3. To recommend by advisory vote the frequency of executive compensation advisory votes. 4. To approve the 2023 Omnibus Stock and Performance Compensation Plan. 5. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2023. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to the location of the meeting are included with the proxy materials. Cass Information Systems, Inc. 2023 Annual Meeting Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.investorvote.com/CASS — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Cass Information Systems, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 4, 2023.